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                                                                  Exhibit (a)(3)

                               ING INVESTORS TRUST

  AMENDMENT #19 TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                            EFFECTIVE: APRIL 29, 2005

     The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to:

     1. Re-designate ING Capital Guardian Large Cap Value Portfolio to ING Capital Guardian U.S. Equities Portfolio, ING Capital Guardian Small Cap Portfolio to ING Capital Guardian Small/Mid Cap Portfolio, ING Developing World Portfolio to ING JPMorgan Emerging Markets Equity Portfolio, ING Hard Assets Portfolio to ING Global Resources Portfolio, ING Janus Special Equity Portfolio to ING Janus Contrarian Portfolio, and ING UBS U.S. Balanced Portfolio to ING UBS U.S. Allocation Portfolio by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

     "The Series that have been established and designated as of the date first above written are as follows:

          ING AIM Mid Cap Growth Portfolio
          ING Alliance Mid Cap Growth Portfolio
          ING American Funds Growth Portfolio
          ING American Funds Growth-Income Portfolio
          ING American Funds International Portfolio
          ING Capital Guardian Managed Global Portfolio
          ING Capital Guardian Small/Mid Cap Portfolio
          ING Capital Guardian U.S. Equities Portfolio
          ING Eagle Asset Capital Appreciation Portfolio
          ING Evergreen Health Sciences Portfolio
          ING Evergreen Omega Portfolio
          ING FMR(SM) Diversified Mid Cap Portfolio
          ING FMR(SM) Earnings Growth Portfolio
          ING Global Resources Portfolio
          ING Goldman Sachs Tollkeeper(SM) Portfolio
          ING International Portfolio
          ING Janus Contrarian Portfolio
          ING Jennison Equity Opportunities Portfolio
          ING JPMorgan Emerging Markets Equity Portfolio
          ING JPMorgan Small Cap Equity Portfolio
          ING JPMorgan Value Opportunities Portfolio
          ING Julius Baer Foreign Portfolio

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          ING Legg Mason Value Portfolio
          ING LifeStyle Aggressive Growth Portfolio
          ING LifeStyle Growth Portfolio
          ING LifeStyle Moderate Growth Portfolio
          ING LifeStyle Moderate Portfolio
          ING Limited Maturity Bond Portfolio
          ING Liquid Assets Portfolio
          ING Marsico Growth Portfolio
          ING Marsio International Opportunities Portfolio
          ING Mercury Focus Value Portfolio
          ING Mercury Large Cap Growth Portfolio
          ING MFS Mid Cap Growth Portfolio
          ING MFS Total Return Portfolio
          ING MFS Utilities Portfolio
          ING Oppenheimer Main Street Portfolio(R)
          ING PIMCO Core Bond Portfolio
          ING PIMCO High Yield Portfolio
          ING Pioneer Fund Portfolio
          ING Pioneer Mid Cap Value Portfolio
          ING Salomon Brothers All Cap Portfolio
          ING Salomon Brothers Investors Portfolio
          ING Stock Index Portfolio
          ING T. Rowe Price Capital Appreciation Portfolio
          ING T. Rowe Price Equity Income Portfolio
          ING UBS U.S. Allocation Portfolio
          ING Van Kampen Equity Growth Portfolio
          ING Van Kampen Global Franchise Portfolio
          ING Van Kampen Growth and Income Portfolio
          ING Van Kampen Real Estate Portfolio"

     The foregoing shall be effective upon the date first written above.

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John V. Boyer, as Trustee               Jock Patton, as Trustee


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J. Michael Earley, as Trustee           David W.C. Putnam, as Trustee


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R. Barbara Gitenstein, as Trustee       John G. Turner, as Trustee


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Patrick Kenny, as Trustee               Roger B. Vincent, as Trustee


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Walter H. May, as Trustee               Richard A. Wedemeyer, as Trustee


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Thomas J. McInerney, as Trustee